      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 3, 2004



                                                     REGISTRATION NO. 333-112425


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------


                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                -----------------

                            THE BON-TON STORES, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)

                                  Pennsylvania
                                  ------------
         (State or other jurisdiction of incorporation or organization)

                                   23-2835229
                                   ----------
                      (I.R.S. Employer Identification No.)

                             2801 East Market Street
                                 York, PA 17402
                                 (717) 757-7660
                                 --------------
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                                -----------------

                               James H. Baireuther
                             2801 East Market Street
                                 York, PA 17402
                                 (717) 757-7660
                                 --------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                -----------------
                                   COPIES TO:

                          John M. Coogan, Jr., Esquire
                     Wolf, Block, Schorr and Solis-Cohen LLP
                          1650 Arch Street, 22nd Floor
                           Philadelphia, PA 19103-2097
                                 (215) 977-2000

                                -----------------

         Approximate Date of Commencement of Proposed Sale to The Public: From time to time after the effective date of this registration statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


                                                       Proposed              Proposed
Title of Each Class                                    Maximum               Maximum
of Securities to be          Amount to be              Offering              Aggregate             Amount of
    Registered                Registered              Per Share          Offering Price (1)     Registration Fee
-------------------          ------------             ---------          ------------------     ----------------
   Common Stock                476,890                  $10.84              $5,169,487.60          $654.98 (2)


(1) Estimated solely for purposes of calculating the filing fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices per share reported on the Nasdaq National Market on January 28, 2004.


(2) Previously paid with the filing of the original registration statement being amended hereby.


         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDER MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS


                    SUBJECT TO COMPLETION, DATED JUNE 3, 2004


                                     [LOGO]

                            THE BON-TON STORES, INC.
                             2801 East Market Street
                                 York, PA 17402
                                 (717) 757-7660

                                 476,890 Shares

                                  Common Stock

                             ---------------------


         The selling shareholder, Tim Grumbacher, may sell from time to time all of the 476,890 shares offered by this prospectus. Mr. Grumbacher is our Chairman, Chief Executive Officer and controlling shareholder. Additional information regarding Mr. Grumbacher and his holdings may be found in this prospectus under the headings "Risk Factors" at page 6 and "Selling Shareholder" at page 11.


         The selling shareholder may sell or distribute the shares through underwriters, dealers, brokers or other agents, or directly to one or more purchasers. The price may be the market price prevailing at the time or a price privately negotiated.

         We will not receive any of the proceeds from the sale of the shares. However, we will pay substantially all expenses incident to the registration of the shares.

                            ---------------------


         Our common stock is traded on the Nasdaq National Market under the symbol "BONT." The last reported sale price of our common stock on June 2, 2004 was $12.79 per share.


                            ---------------------

         INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                            ---------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ---------------------

               The date of this prospectus is _________ __, 2004.

         In this prospectus, "Bon-Ton," "we," "us," and "our" refer to The Bon-Ton Stores, Inc., a Pennsylvania corporation, and, when applicable, its subsidiaries.

         References to a given fiscal year in this prospectus are to the fiscal year ending on the Saturday nearer to January 31st of the following year. For example, the phrases "fiscal 2002" or "2002 fiscal year" refer to the fiscal year ended February 1, 2003.

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
RISK FACTORS.................................................................................                     3

FORWARD-LOOKING STATEMENTS...................................................................                     9

BUSINESS ....................................................................................                     9

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US...........................................                     9

INFORMATION INCORPORATED BY REFERENCE........................................................                    10

RISK RELATING TO THE LACK OF CONSENT OF ARTHUR ANDERSEN LLP..................................                    10

USE OF PROCEEDS..............................................................................                    10

SELLING SHAREHOLDER..........................................................................                    11

PLAN OF DISTRIBUTION.........................................................................                    11

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES...............................................                    13

LEGAL MATTERS................................................................................                    14

EXPERTS .....................................................................................                    14


         You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. This prospectus may only be used where it is legal to sell the securities being offered in this prospectus. The information in this prospectus may only be accurate on the date of this prospectus.

                                  RISK FACTORS


         Investing in our common stock involves a high degree of risk. Any of the following risks could materially harm our business, results of operations or financial condition. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock.


RISKS RELATED TO OUR BUSINESS, FINANCES AND OPERATIONS

IF WE ARE UNABLE TO SUCCESSFULLY INTEGRATE THE 69 NEW STORES WE RECENTLY OBTAINED IN OUR ACQUISITION OF THE ELDER-BEERMAN STORES CORP., OUR RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED.


         On October 24, 2003, we acquired all of the issued and outstanding capital stock of The Elder-Beerman Stores Corp. and as a result have added the 69 Elder-Beerman stores to the 73 Bon-Ton stores base, giving us a total of 142 stores. Integration of the acquired business could disrupt our business by diverting management away from day-to-day operations. Further, failure to successfully integrate The Elder-Beerman Stores Corp. may cause significant operating inefficiencies and could adversely affect our profitability and the price of our stock.


WE MAY NOT BE ABLE TO ACCURATELY PREDICT CUSTOMER-BASED TRENDS, WHICH COULD REDUCE OUR REVENUES AND ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

         It is difficult to predict what merchandise consumers will want. A substantial part of our business is dependent on our ability to make correct trend decisions for a wide variety of goods and services. Failure to accurately predict constantly changing consumer tastes, preferences, spending patterns and other lifestyle decisions could adversely affect short-term results and long-term relationships with our customers.

IF WE ARE UNABLE TO EFFECTIVELY MANAGE OUR INVENTORY LEVELS, OUR BUSINESS COULD BE ADVERSELY AFFECTED.

         Our merchants focus on inventory levels and balance these levels with plans and trends. If our inventories become too large, we may have to "mark down," or decrease the sales price of, significant amounts of our inventory, which could reduce our revenues.

IF WE ARE UNABLE TO KEEP OUR EXPENSES AT AN APPROPRIATE LEVEL, OUR RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED.

         Our performance depends on appropriate management of our expense structure, including our selling, general and administrative costs. If we fail to meet our expense budget or to appropriately reduce expenses during a weak sales season, our results of operations could be adversely affected.

WE INCURRED SIGNIFICANT DEBT IN CONNECTION WITH OUR ACQUISITION OF THE ELDER-BEERMAN STORES CORP. THE FAILURE TO SATISFY OUR DEBT OBLIGATIONS COULD ADVERSELY AFFECT OUR ABILITY TO OPERATE OUR BUSINESS AND ADVERSELY IMPACT OUR RESULTS.


         As of January 31, 2004, we had total debt of $171.8 million. We will have significant debt service obligations, consisting of required cash payments of principal and interest, for the foreseeable future. Our ability to service our indebtedness will depend upon, among other things, our ability to replenish inventory, generate sales and maintain our stores. In the event we are unable to meet our debt service obligations or in the event we default in some other manner under our credit agreements, the lenders thereunder could elect to declare all borrowings outstanding, together with accrued and unpaid interest and other fees, immediately due and payable.

OUR DISCRETION IN SOME MATTERS IS LIMITED BY RESTRICTIONS CONTAINED IN OUR CREDIT AGREEMENTS AND ANY DEFAULT ON OUR DEBT AGREEMENTS COULD HARM OUR BUSINESS, PROFITABILITY AND GROWTH PROSPECTS.

         Our primary credit agreement contains a number of covenants that limit the discretion of our management with respect to certain business matters. The credit facility agreement, among other things, restricts our ability to:

         -        incur additional indebtedness;

         -        declare or pay dividends or other distributions;

         -        create liens;

         -        make certain investments or acquisitions;

         -        enter into mergers and consolidations;

         -        make sales of assets; and

         -        engage in certain transactions with affiliates.

         The occurrence of an event of default under the agreements governing our debt would permit acceleration of the related debt, which could harm our business, profitability and growth prospects.


WE HAVE GROWN SIGNIFICANTLY THROUGH OUR ACQUISITION OF THE ELDER-BEERMAN STORES CORP., AND WE PLAN ADDITIONAL GROWTH. IF WE DO NOT MANAGE OUR PAST GROWTH AND PLANNED FUTURE GROWTH EFFECTIVELY, OUR RESULTS OF OPERATIONS MAY BE ADVERSELY AFFECTED.



         Our operating challenges and management responsibilities have increased as we have grown and will continue to increase if we grow as planned. Successful future growth will require that we continue to expand and improve our internal systems and our operations. Our business plan depends on our ability to operate new retail stores and to convert, where applicable, the formats of existing stores on a profitable basis. In addition, we will need to identify, hire and retain a sufficient number of qualified personnel to work in our new stores. These objectives have created and may continue to create additional pressure on our staff and on our operating systems. We cannot assure you that our business plan will be successful, or that we will achieve our objectives as quickly or as effectively as we hope.



OUR CREDIT CARD OPERATIONS ARE AN INTEGRAL COMPONENT OF OUR SALES AND MARKETING EFFORTS. THE INABILITY TO CONTINUE OUR CREDIT CARD OPERATIONS OR THE FAILURE TO COLLECT PAYMENTS FOR CHARGES MADE ON EXISTING CREDIT CARDS COULD REDUCE OUR REVENUES AND ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.


         Sales of merchandise and services are facilitated by our credit card operations. These credit card operations also generate additional revenue from fees related to extending credit. Our ability to extend credit to our customers depends on many factors, including compliance with federal and state laws which may change from time to time. In addition, changes in credit card use, payment patterns and default rates may result from a variety of economic, legal, social and other factors that we cannot control or predict with certainty. Changes that adversely affect our ability to extend credit and collect payments could negatively affect our results of operations and financial condition.

AN INABILITY TO FIND QUALIFIED DOMESTIC AND INTERNATIONAL VENDORS AND FLUCTUATIONS IN THE EXCHANGE RATE WITH COUNTRIES IN WHICH OUR INTERNATIONAL VENDORS ARE LOCATED COULD ADVERSELY AFFECT OUR BUSINESS.


         The products we sell are sourced from a wide variety of domestic and international vendors. Our ability to find qualified vendors and source products in a timely and cost-effective manner, including obtaining vendor allowances in support of our company's advertising and promotional programs, represents a significant challenge. The availability of products and the ultimate costs of buying and selling these products, including advertising and promotional costs, are not completely within our control and could increase our merchandise and operating costs and adversely affect our business. Additionally, costs and other factors specific to imported merchandise, such as trade restrictions, tariffs, currency exchange rates and transport capacity and costs are beyond our control and could restrict the availability of imported merchandise or significantly increase the costs of our merchandise sales and adversely affect our business.



OUR BUSINESS COULD BE SIGNIFICANTLY DISRUPTED IF WE CANNOT REPLACE MEMBERS OF OUR MANAGEMENT TEAM, ESPECIALLY TIM GRUMBACHER, OUR CHAIRMAN OF THE BOARD OF DIRECTORS AND CHIEF EXECUTIVE OFFICER, WHO HAS ANNOUNCED HIS INTENT TO RELINQUISH HIS ROLE AS CEO EFFECTIVE IN 2004.


         We believe that our success depends to a significant degree upon the continued contributions of our executive officers and other key personnel, both individually and as a group. Our future performance will be substantially dependent on our ability to retain or replace such key personnel and the inability to retain or replace such personnel could prevent us from executing our business strategy.

IF WE ARE UNABLE TO EFFECTIVELY MARKET OUR BUSINESS OR IF OUR ADVERTISING CAMPAIGNS ARE INEFFECTIVE, OUR REVENUES MAY DECLINE AND OUR RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED.

         We spend extensively on advertising and marketing. Our business depends on effective marketing to generate high customer traffic in our stores. If our advertising and marketing efforts are not effective, our results could be negatively affected.

IF WE HAVE DIFFICULTY CONSUMMATING AND INTEGRATING FUTURE ACQUISITIONS, OUR ABILITY TO GROW OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED.

         If we are unable to successfully complete acquisitions or to effectively integrate acquired businesses, our ability to grow our business or to operate our business effectively could be reduced, and our financial condition and operating results could suffer. The consummation and integration of acquisitions by us involve many risks, including the risk of:

         - diverting management's attention from our ongoing business concerns;

         -        obtaining financing on terms unfavorable to us;

         -        diluting our shareholders' equity;

         -        entering markets in which we have no direct prior experience;

         -        improperly evaluating new services, products and markets;

         - being unable to maintain uniform standards, controls, procedures and policies; and

         -        being unable to integrate new technologies or personnel.

         Our failure to effectively consummate acquisitions and integrate newly acquired businesses could have a material adverse effect on our financial condition and results of operations.

TIM GRUMBACHER, THE SELLING SHAREHOLDER, BENEFICIALLY OWNS SHARES OF OUR CAPITAL STOCK GIVING HIM VOTING CONTROL OVER MATTERS SUBMITTED TO A VOTE OF THE SHAREHOLDERS, AND HIS INTERESTS MAY DIFFER FROM THOSE OF OTHER INVESTORS.


         Tim Grumbacher, our Chairman of the Board of Directors and Chief Executive Officer, trusts for the benefit of members of Mr. Grumbacher's family and The Grumbacher Family Foundation, collectively, currently beneficially own shares of our outstanding common stock (which is entitled to one vote per share) and shares of our Class A common stock (which is entitled to 10 votes per share) representing approximately 77% of the votes eligible to be cast by shareholders in the election of directors and generally. Accordingly, Mr. Grumbacher has the power to control all matters requiring the approval of our shareholders, including the election of directors and the approval of mergers and other significant corporate transactions, which may also have the effect of delaying, preventing or expediting, as the case may be, a change in control of our company.



WEATHER CONDITIONS COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.



         Because a significant portion of our business is apparel and subject to weather conditions in our markets, our operating results may be unexpectedly and adversely affected by inclement weather. Frequent or unusually heavy snow, ice or rain storms or extended periods of unseasonable temperatures in our markets could adversely affect our performance.



LABOR CONDITIONS COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.



         Our performance is dependent on attracting and retaining a large and growing number of quality associates. Many of those associates are in entry level or part time positions with historically high rates of turnover. Our ability to meet our labor needs while controlling costs is subject to external factors such as unemployment levels, prevailing wage rates, minimum wage legislation and changing demographics. Changes that adversely impact our ability to attract and retain quality associates could adversely affect our performance.



REGULATORY AND LITIGATION DEVELOPMENTS COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.



         Various aspects of our operations are subject to federal, state or local laws, rules and regulations, any of which may change from time to time. Additionally, we are regularly involved in various litigation matters that arise in the ordinary course of business. Litigation or regulatory developments could adversely affect our business operations and financial performance.



OTHER FACTORS COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND OUR ABILITY TO GROW.



         Other factors that could cause actual results to differ materially from those predicted and that may adversely affect our ability to grow include: changes in the availability or cost of capital, the availability of suitable new store locations on acceptable terms, shifts in seasonality of shopping patterns, work interruptions, the effect of excess retail capacity in our markets and material acquisitions or dispositions.


RISKS RELATED TO OUR INDUSTRY

WE MAY NOT BE ABLE TO ATTRACT OR RETAIN A SUFFICIENT NUMBER OF CUSTOMERS IN A HIGHLY COMPETITIVE RETAIL ENVIRONMENT, WHICH WOULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

         We compete primarily with other department stores, many of which are units of national or regional chains that have significant financial and marketing resources. The principal competitive factors in our business are price, quality, selection of merchandise, reputation, store location, advertising and customer service. We cannot assure you that we will be able to compete successfully against existing or future competitors. Our expansion into new markets served by our competitors and the entry of new competitors or expansion of existing competitors into our markets could have a material adverse effect on our business, financial condition and results of operations.

AN INCREASE IN INTERNET-BASED SALES COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

         We rely on in-store sales for a substantial majority of our revenues. Internet retailing is extremely competitive and could result in fewer sales and lower margins. A significant shift in customer buying patterns from in-store purchases to purchases via the Internet could have a material adverse effect on our business and results of operations.

OUR OPERATING RESULTS FLUCTUATE FROM SEASON TO SEASON.

         Our stores experience seasonal fluctuations in net sales and consequently in operating income, with peak sales occurring during the back-to-school and Christmas seasons. In addition, extreme or unseasonable weather can affect our sales. Any decrease in net sales or margins during our peak selling periods, or in the availability of working capital needed in the months before these periods, could have a material adverse effect on our business, financial condition, and results of operations. We usually order merchandise in advance of peak selling periods and sometimes before new fashion trends are confirmed by customer purchases. We must carry a significant amount of inventory, especially before the peak selling periods. If we are not successful in selling our inventory, especially during our peak selling periods, we may be forced to rely on markdowns or promotional sales to dispose of the inventory or we may not be able to sell the inventory at all, which could have a material adverse effect on our business, financial condition, and results of operations.

OUR RESULTS OF OPERATIONS MAY BE SUBJECT TO SIGNIFICANT FLUCTUATIONS.

         General economic factors that are beyond our control influence our forecasts and directly affect performance. These factors include interest rates, recession, inflation, deflation, consumer credit availability, consumer debt levels, tax rates and policy, unemployment trends and other matters that can adversely influence consumer confidence and spending and, in turn, our sales. Increasing volatility in financial markets may cause these factors to change with a greater degree of frequency and magnitude.

RISKS RELATED TO OUR COMMON STOCK



OUR STOCK PRICE HAS BEEN AND MAY CONTINUE TO BE HIGHLY VOLATILE.

         The market price of our common stock has been and may continue to be volatile and may be significantly affected by:

         -        actual or anticipated fluctuations in our operating results;

         -        announcements of new services by us or our competitors;

         - developments with respect to conditions and trends in our industry;

         -        governmental regulation;

         -        general market conditions; and

         -        other factors, many of which are beyond our control.

In addition, the stock market has, recently and from time to time, experienced significant price and volume fluctuations that have adversely affected the market prices of securities of companies without regard to their operating performances.

IN ADDITION TO MR. GRUMBACHER'S VOTING CONTROL, CERTAIN PROVISIONS OF OUR CHARTER DOCUMENTS AND PENNSYLVANIA LAW COULD DISCOURAGE POTENTIAL ACQUISITION PROPOSALS AND COULD DETER, DELAY OR PREVENT A CHANGE IN CONTROL OF OUR COMPANY THAT OUR SHAREHOLDERS CONSIDER FAVORABLE AND COULD DEPRESS THE MARKET VALUE OF OUR COMMON STOCK.

         Certain provisions of our articles of incorporation and by-laws, as well as provisions of the Pennsylvania Business Corporation Law, could have the effect of deterring takeovers or delaying or preventing changes in control or management of our company that our shareholders consider favorable and could depress the market value of our common stock.

         Subchapter F of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, which is applicable to us, may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders. In general, Subchapter F of Chapter 25 of the Pennsylvania Business Corporation Law delays for five years and imposes conditions upon "business combinations" between an "interested shareholder" and us, unless prior approval of our board of directors is given. The term "business combination" is defined broadly to include various merger, consolidation, division, exchange or sale transactions, including transactions using our assets for purchase price amortization or refinancing purposes. An "interested shareholder," in general, would be a beneficial owner of shares entitling that person to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors.

                           FORWARD-LOOKING STATEMENTS

         Certain information included in this report and other materials filed or to be filed by us with the Securities and Exchange Commission contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which may be identified by words such as "may," "could," "will," "plan," "expect," "anticipate," "estimate," "project," "intend" or other similar expressions, involve important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of us. These risks and uncertainties include, but are not limited to, uncertainties affecting retail in general, such as consumer confidence and demand for soft goods; risks relating to leverage and debt service; competition within markets in which our stores are located; and the need for, and costs associated with, store renovations and other capital expenditures. These risks and other risks are discussed in "Risk Factors" above.

                                    BUSINESS

         The Bon-Ton Stores, Inc., together with its subsidiaries, is the successor to S. Grumbacher & Son, a family business founded in 1898, and operates stores offering apparel, home furnishings, cosmetics, accessories and shoes. We presently operate 73 Bon-Ton stores in Pennsylvania, New York, Maryland, New Jersey, Connecticut, New Hampshire, Massachusetts, Vermont and West Virginia. We also presently operate 69 Elder-Beerman department and home furniture stores located in Ohio, West Virginia, Indiana, Michigan, Illinois, Iowa, Kentucky, Wisconsin and Pennsylvania. Our strategy focuses on being the fashion value retailer in secondary markets. We offer value, moderate and better merchandise in apparel, home furnishings, cosmetics, accessories, shoes and other categories.

         Our executive offices are located at 2801 East Market Street, York, Pennsylvania 17402. Our telephone number is (717) 757-7660, and our website address is http://www.bonton.com.

               WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

         We have filed with the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, a registration statement on Form S-3 under the Securities Act of 1933 with respect to the shares of common stock offered in this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the shares of common stock, reference is hereby made to the registration statement and the exhibits and schedules filed as a part thereof. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. The registration statement, including exhibits and schedules thereto, may be inspected and copied at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, we file annual, quarterly and current reports, proxy and information statements and other information with the Securities and Exchange Commission through its Electronic Data Gathering, Analysis and Retrieval system, known as EDGAR. These filings are publicly available through the Securities and Exchange Commission's website, http://www.sec.gov. The registration statement, including all exhibits thereto and amendments thereof, has been filed with the Securities and Exchange Commission through EDGAR.

                      INFORMATION INCORPORATED BY REFERENCE

         The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below until all of the shares offered by this prospectus are sold:


         - Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 30, 2004 for the fiscal year ended January 31, 2004;



         - Current Reports on Form 8-K filed with the Securities and Exchange Commission on March 18, 2004, April 22, 2004 and May 27, 2004;





         - Registration Statement on Form 8-B filed with the Securities and Exchange Commission on April 17, 1996; and

         - all documents filed by us with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before termination of the offering.

         Any statement contained in a document or a portion of which is incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         We will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of any such person, a copy of any and all of the documents incorporated herein by reference (other than exhibits not specifically incorporated herein by reference). Requests for such copies should be directed to The Bon-Ton Stores, Inc., 2801 East Market Street, York, Pennsylvania 17402, Attention: Investor Relations, Telephone:
(717) 757-7660.

           RISK RELATING TO THE LACK OF CONSENT OF ARTHUR ANDERSEN LLP

         We have not been able to obtain the written consent of Arthur Andersen LLP to our incorporation by reference in this registration statement of Arthur Andersen's report, dated March 6, 2002, on the consolidated financial statements of The Bon-Ton Stores, Inc. and its subsidiaries as of and for the year ended February 2, 2002, as required by Section 7 of the Securities Act of 1933. Because of our inability to obtain this consent from Arthur Andersen LLP, persons who acquire shares of our common stock covered by this registration statement will be unable to obtain any recovery against Arthur Andersen LLP pursuant to Section 11(a)(4) of the Securities Act of 1933 for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omission to state a material fact required to be stated in those financial statements.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares covered by this prospectus. We will, however, pay substantially all expenses related to the registration of the shares.

                               SELLING SHAREHOLDER

         The name of the selling shareholder and the aggregate number of shares of common stock registered by this registration statement, of which this prospectus is a part, that the selling shareholder may offer and sell are set forth in the table below. Because the selling shareholder may sell or distribute all or a portion of the shares at any time and from time to time after the date of this prospectus, we cannot determine the number of shares of common stock that he may own upon completion of this offering.


                                    Shares of Common
                                Stock Beneficially Owned
                                          Prior              Shares to be Offered by
Selling Shareholder                  to the Offering         the Selling Shareholder
-------------------                  ---------------         -----------------------
Tim Grumbacher (1)                     6,151,912 (2)                 476,890
Total                                  6,151,912                     476,890


(1) Mr. Grumbacher has been Chairman of our Board of Directors since August 1991 and our Chief Executive Officer since June 2000.


(2) Includes 337,308 shares of common stock held for Mr. Grumbacher's benefit pursuant to our Profit Sharing/Retirement Savings Plan, options to purchase 44,550 shares of common stock, which options are fully vested and exercisable and 115,773 shares of common stock owned by a charitable foundation for which Mr. Grumbacher is one of its four directors. Also includes 2,406,253 shares of our Class A common stock. Each share of Class A common stock is convertible into one share of common stock. Also includes 63,454 shares of common stock and 545,237 shares of Class A common stock held by three trusts created under an Indenture of Trust of M. Thomas Grumbacher dated March 9, 1989 for the benefit of Mr. Grumbacher's children of which Nancy T. Grumbacher, Thomas W. Wolf, Henry
F. Miller and David R. Glyn are the trustees, 24,950 shares of common stock held by three trusts created under an Indenture of Trust of M. Thomas Grumbacher dated June 21, 1993 for the benefit of Mr. Grumbacher's children of which Nancy
T. Grumbacher, Thomas W. Wolf, Henry F. Miller and David R. Glyn are the trustees, and 8,900 shares of common stock held by two trusts created under Indentures of Trust of M. Thomas Grumbacher dated December 30, 1999 and December 22, 2003, respectively, for the benefit of Mr. Grumbacher's grandchildren of which Nancy T. Grumbacher, Thomas W. Wolf, David R. Glyn and Beth G. Elser are the trustees. Mr. Grumbacher disclaims beneficial ownership of all shares of common stock held by the trusts referred to in this note.


                              PLAN OF DISTRIBUTION

         We will not receive any of the proceeds from the sale of the securities by the selling shareholder. The selling shareholder may sell the securities from time to time directly to purchasers. Alternatively, the selling shareholder may from time to time offer the securities through underwriters, brokers, dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling shareholder and/or the purchasers of the securities from whom they may act as agent. Any brokers, dealers or agents who participate in the distribution of the securities may be deemed to be "underwriters," and any profits on the sale of the securities by them and any discounts, commissions or concessions received by any brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. To the extent the selling shareholder may be deemed to be an underwriter, the selling shareholder may be subject to some statutory liabilities of the Securities Act of 1933, including, but not limited to, Sections 11, 12 and 17 of the Securities Act of 1933, as amended, and Rule 10b-5 under the Securities Exchange Act of 1934, as amended.

         The securities offered by this prospectus may be sold from time to time by the selling shareholder or his representatives or trustees, or, donees, devisees, transferees or other successors in interest. The securities may be disposed of from time to time in one or more transactions through any one or more of the following:

         (a) a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         (b) purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

         (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

         (d) an exchange distribution in accordance with the rules of that exchange or transactions in the over-the-counter market;

         (e)      in transactions other than in the over-the-counter market;

         (f)      through the writing of put or call options on the securities;

         (g) the pledge of the securities as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the securities or interest in the securities; and

         (h)      a combination of any of the above.

         These sales may be made at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate.

         To the best of our knowledge, there are currently no plans, arrangements or understandings between the selling shareholder and any broker, dealer, agent or underwriter regarding the sale of the securities offered pursuant to this prospectus by the selling shareholder. There is no assurance that the selling shareholder will sell any or all of the securities offered by him under this prospectus or that the selling shareholder will not transfer, devise or gift the securities by other means not described in this registration statement. The securities covered by this prospectus may be sold in private transactions or under Rule 144 rather than pursuant to this prospectus.

         Under the securities laws of some states, the securities may be sold in these states only through registered or licensed brokers or dealers. In addition, in some states, the securities may not be sold unless the securities have been registered or qualified for sale in the state or an exemption from registration or qualification is available and complied with.

         The selling shareholder and any other person participating in the distribution will be subject to applicable provisions and regulations of the Securities Exchange Act of 1934, as amended, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholder and any other person. Furthermore, under Regulation M, any person engaged in the distribution of the securities may not simultaneously engage in market-making activities with respect to the particular securities being distributed for particular periods prior to the commencement of the distribution. All of these limitations may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

         Pursuant to the agreements we entered into in the private placement, each of us and the selling shareholder will be indemnified by the other against particular liabilities, including some liabilities under the Securities Act of 1933, as amended, or will be entitled to reimbursement in connection with those liabilities.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our Bylaws provide that we will indemnify our officers and directors to the fullest extent permitted by Pennsylvania law against all liabilities, expenses and losses reasonably incurred by such persons in connection with threatened, pending or completed actions, suits or proceedings made by reason of their being an officer or director. However, we will not indemnify our officers and directors in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         The registration rights agreement dated as of October 31, 2003 by and between us and Mr. Grumbacher provides that, to the extent permitted by law, he will indemnify and hold harmless us, each of our directors, each of our officers who have signed this registration statement and each person, if any, who controls us within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, against any losses, claims, damages or liabilities (joint or several) to which we or any such director, officer or controlling person may become subject under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in this registration statement or the omission or alleged omission to state therein a material fact required to be stated herein, or necessary to make the statements herein not misleading, or any violation or alleged violation by us of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any federal or state securities law or any rule or regulation promulgated under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any federal or state securities law in connection with the offering covered by this registration statement, in each case to the extent (and only to the extent) that such instances occur in reliance upon and in conformity with written information furnished by him expressly for use in connection with this registration; and such investor will reimburse any legal or other expenses reasonably incurred by us or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that this provision shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such investor (which consent shall not be unreasonably withheld); and provided further, that the total amounts payable in indemnity by such investor under this provision in respect of such instances shall not exceed the net proceeds received by such investor in the registered offering out of which such instance arises.

         The registration rights agreement referred to above further provides that, to the extent permitted by law, we will indemnify and hold harmless Mr. Grumbacher against any losses, claims, damages or liabilities (joint or several) to which such investor may become subject under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in this registration statement or the omission or alleged omission to state therein a material fact required to be stated herein, or necessary to make the statements herein not misleading, or any violation or alleged violation by us of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any federal or state securities law or any rule or regulation promulgated under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any federal or state securities law in connection with the offering covered by this registration statement; and we will reimburse such investor for any legal or other expenses reasonably incurred by him, as incurred, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity provided by this provision shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without our consent (which consent shall not be unreasonably withheld) nor shall we be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon one of the instances described above which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with this registration.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                  LEGAL MATTERS

         Wolf, Block, Schorr and Solis-Cohen LLP, Philadelphia, Pennsylvania, has rendered an opinion that the shares of common stock offered in this offering that are currently outstanding have been legally issued and are fully paid and non-assessable.

                                     EXPERTS


         The consolidated financial statements and schedule of The Bon-Ton Stores, Inc. and subsidiaries as of January 31, 2004 and February 1, 2003 and for the fiscal years then ended have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.



         The audit report covering the January 31, 2004 consolidated financial statements contains an explanatory paragraph that states that the Company's February 2, 2002 consolidated financial statements of The Bon-Ton Stores, Inc. and subsidiaries were audited by other auditors who have ceased operations. In addition, it refers to KPMG LLP's audit of certain transitional disclosures made in respect to February 2, 2002, as more fully described in Note 3 to the consolidated financial statements. However, they were not engaged to audit, review, or apply any procedures to the February 2, 2002 consolidated financial statements of The Bon-Ton Stores, Inc. and subsidiaries other than with respect to such disclosures.



         The consolidated financial statements and schedule of The Bon-Ton Stores, Inc. and subsidiaries for the year ended February 2, 2002 included in the Annual Report on Form 10-K for the year ended January 31, 2004 incorporated herein by reference have been audited by Arthur Andersen LLP, our former accountants, as indicated in their reports with respect thereto. Arthur Andersen LLP has ceased operations and has not reissued such reports or consents to the incorporation of such reports in this prospectus.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth expenses in connection with the issuance and distribution of the securities being registered, all of which are being borne by the registrant.

Securities and Exchange Commission registration fee.........................................               $   654.98
Printing and engraving expenses*............................................................                 5,000.00
Accountants' fees and expenses*.............................................................                25,000.00
Legal fees and expenses*....................................................................                25,000.00
Transfer agent's fees and expenses*.........................................................                 1,000.00
Miscellaneous*..............................................................................                 3,345.02

         Total..............................................................................               $60,000.00

--------------------

* Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law contain provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

         Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative (other than derivative actions), to which any of them is a party or is threatened to be made a party by reason of his being a representative, director or officer of the corporation or serving at the request of the corporation as a representative, director or officer of the corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 1742 permits indemnification in derivative actions if the appropriate standard of conduct is met, except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

         Under Section 1743, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or 1742.

         Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by
(i) the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by the shareholders.

         Section 1745 provides that expenses (including attorneys' fees) incurred by an officer, director, employee or agent in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. Except as otherwise provided in the bylaws, advancement of expenses must be authorized by the board of directors.

         Section 1746 provides generally that the indemnification and advancement of expenses provided by Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. In no event may indemnification be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         Section 1747 grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against that liability under Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law.

         Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.

         Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such person.

         Our bylaws provide in general that we shall indemnify our officers and directors to the fullest extent permitted by law. Our bylaws authorize us to purchase and maintain insurance to insure our indemnification obligations, whether arising under the bylaws or otherwise. We may create a fund or otherwise to secure our indemnification obligations which arise under our bylaws, our articles of incorporation, by agreement, vote of shareholders or directors, or otherwise. We have purchased directors' and officers' liability insurance.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a)      Exhibits

EXHIBIT
NO.

5.1 Opinion of Wolf, Block, Schorr and Solis-Cohen LLP with respect to the legality of the securities being offered.*


23.1     Consent of KPMG LLP.**






23.3     Consent of Wolf, Block, Schorr and Solis-Cohen LLP (included as part of
         Exhibit 5.1).*



24.1 Power of Attorney (included on signature page of the initial filing of this registration statement).*

--------------------
  *Previously filed.
  **Filed herewith.


ITEM 17. UNDERTAKINGS.

         The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         The undersigned registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change to the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.


                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania, on June 3, 2004.


                                THE BON-TON STORES, INC.


                                By:  JAMES H. BAIREUTHER
                                   -----------------------
                                     James H. Baireuther
                                     Vice Chairman, Chief Administrative Officer
                                     and Chief Financial Officer

       Signatures                                          Title                                  Date
       ----------                                          -----                                  ----
Tim Grumbacher*                            Chairman of the Board of Directors and             June 3, 2004
------------------------                           Chief Executive Officer
Tim Grumbacher                                  (Principal Executive Officer)


James H. Baireuther                          Vice Chairman, Chief Administrative              June 3, 2004
------------------------                     Officer and Chief Financial Officer
James H. Baireuther                             (Principal Financial Officer)

Keith E. Plowman*                              Senior Vice President - Finance                June 3, 2004
------------------------                       (Principal Accounting Officer)
Keith E. Plowman

Robert B. Bank*                                           Director                            June 3, 2004
------------------------
Robert B. Bank

Philip M. Browne*                                         Director                            June 3, 2004
------------------------
Philip M. Browne

Shirley A. Dawe*                                          Director                            June 3, 2004
------------------------
Shirley A. Dawe

Marsha M. Everton*                                        Director                             June 3, 2004
------------------------
Marsha M. Everton

Michael L. Gleim*                                         Director                             June 3, 2004
------------------------
Michael L. Gleim

Robert E. Salerno*                                        Director                             June 3, 2004
------------------------
Robert E. Salerno

Leon D. Starr*                                            Director                             June 3, 2004
------------------------
Leon D. Starr

Thomas W. Wolf*                                           Director                             June 3, 2004
------------------------
Thomas W. Wolf



*By      JAMES H. BAIREUTHER
         ---------------------------------
         James H. Baireuther
         Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT
NO.

5.1 Opinion of Wolf, Block, Schorr and Solis-Cohen LLP with respect to the legality of the securities being offered.*


23.1     Consent of KPMG LLP.**




23.3     Consent of Wolf, Block, Schorr and Solis-Cohen LLP (included as part of
         Exhibit 5.1).*


24.1 Power of Attorney (included on signature page of the initial filing of this registration statement).*


--------------------

 *Previously filed.
**Filed herewith.